Exhibit 99.01

   FRONTIER AIRLINES HOLDINGS, INC. TO PURCHASE 10 BOMBARDIER Q400 TURBOPROPS,
                 SEEKS REGIONAL JET EXPANSION UP TO 20 AIRCRAFT

    FRONTIER AIRLINES HOLDINGS, INC. LAUNCHES TURBOPROP SERVICE AND SEEKS TO
                          EXPAND REGIONAL JET OPERATION

    DENVER, Sept. 6 /PRNewswire-FirstCall/ -- Frontier Airlines Holdings, Inc. (Nasdaq: FRNT), referred to below as the Company, today announced it has entered into an agreement with Bombardier, Inc. to purchase ten 74-seat Q400 turboprop aircraft, with an option to purchase an additional ten aircraft. The Company intends to operate the Q400s under a wholly owned subsidiary with its own operating certificate. Leveraging the strength of Frontier Airlines Denver International Airport (DEN) hub, which provides service to a network of 57 North American cities, the subsidiary intends to use its fleet of Q400s to bring low-cost service to under-served markets in Colorado and the Rocky Mountain region. The subsidiary expects to serve as many as 18 destinations using the new aircraft and to create 300-400 new jobs. Cities to be served have not yet been finalized. A summary of the terms of the aircraft purchase agreement can be found in the Form 8-K filed with the Securities and Exchange Commission (SEC).

    "This aircraft purchase will enable our service to grow by giving Frontier access to regional leisure and business travel destinations that were previously inaccessible to us but are ideally suited for the economics of the Q400," said Jeff Potter, president and CEO of Frontier Airlines Holdings, Inc. "Our goal is to bring the Frontier experience to under-served markets using a comfortable, state-of-the-art new aircraft, and the Q400 is the perfect aircraft for that mission."

    The Company's first Q400 aircraft is scheduled for delivery in May 2007, with subsequent deliveries continuing throughout the balance of the year. The total fleet of 10 aircraft is scheduled to be in service by December 2007. Deliveries of the option aircraft, if exercised, would begin in March 2008. The Frontier brand name will be used for the new service, as it is with the airline's regional service, Frontier JetExpress. The Q400 aircraft will be painted in the Frontier livery with the familiar animals on the tail of every aircraft.

    The Q400's sophisticated interior is bright and spacious, featuring wide two-by-two seating with stand-up headroom and easy access to the ample overhead bins on both sides of the center aisle. The aircraft also contains state-of-the-art cabin vibration dampening and noise suppression systems. Despite its jet-like speed, the Q400 is one of the most environmentally-friendly aircraft on the market, offering reduced engine emissions and community noise levels well below industry requirements. Its fuel efficiency will help reduce costs of operation, increasing profit-generating opportunities. The aircraft will be configured with 74 seats with legroom ranging from 31 to 34 inches.

    "We welcome Frontier Airlines Holdings, Inc. to the growing list of Bombardier Q400 operators," said Steven Ridolfi, president, Bombardier Regional Aircraft. "This extraordinary regional aircraft has led a resurgence in turboprop travel due to its jet-like speed, quiet comfort, environmental friendliness, low fuel burn, and the lowest operating costs of any regional aircraft."

    "While we did approach our partners at Horizon about the Q400 operation, because they also operate Q400s, we concluded that we could drive this growth strategy more cost-effectively by purchasing and operating the aircraft under the Frontier Airlines Holdings, Inc. umbrella," added Potter. "I am proud to say that Tom Nunn, Frontier's current Vice President of Safety and Security, will be leading this exciting new opportunity for us as President of the new subsidiary. In my opinion, with Tom's tremendous integrity and extensive experience, there is no better person for the job."

    In conjunction with Frontier's Q400 growth strategy, the airline is also seeking a partner(s) to operate up to 20 regional jet (RJ) aircraft, to either augment or replace its existing fleet of nine CRJ-700 aircraft, currently operated by Horizon Air as Frontier JetExpress. The expanded RJ fleet will be used to seed mainline service by developing new and smaller markets into mature mainline markets for Frontier and to supplement Frontier's mainline service.

    "Our 12-year contract with Horizon Air allows for either party to initiate a review of the terms for changes to be agreed to after three years, and we are currently in discussions with Horizon in this regard," said Paul Tate, senior vice president and CFO of Frontier. "We intend to distribute a request for proposal (RFP) to Horizon Air and other RJ operators within the next 30 days that will enable us to execute our growth strategy."

    Senior leadership will host a conference call to discuss the purchase of the Q400s on September 8, 2006, at 9:00 a.m. Mountain Standard Time. The call is available via the World Wide Web on the airline's Web site at www.frontierairlines.com.

    About Frontier Airlines Holdings, Inc.

    Frontier Airlines Holdings, Inc. is the parent company of Denver-based Frontier Airlines. Currently in its 13th year of operations, Frontier Airlines is the second largest jet service carrier at Denver International Airport, employing approximately 5,000 aviation professionals. With 54 aircraft and one of the youngest Airbus fleet in North America, Frontier offers 24 channels of DIRECTV(R) service in every seatback along with 33 inches of legroom in an all coach configuration. In conjunction with Frontier JetExpress operated by Horizon Air, Frontier operates routes linking its Denver hub to 55 destinations including 47 destinations in 29 states spanning the nation from coast to coast, seven cities in Mexico and one city in Canada. Frontier's maintenance and engineering department has received the Federal Aviation Administration's highest award, the Diamond Certificate of Excellence, in recognition of 100 percent of its maintenance and engineering employees completing advanced aircraft maintenance training programs, for seven consecutive years. In July 2006, Frontier ranked as one of the "Top 5 Domestic Airlines" as determined by readers of Travel & Leisure magazine. Frontier provides capacity information and other operating statistics on its Web site, which may be viewed at FrontierAirlines.com.

    About Bombardier

    A world-leading manufacturer of innovative transportation solutions, from regional aircraft and business jets to rail transportation equipment, Bombardier Inc. is a global corporation headquartered in Canada. Its revenues for the fiscal year ended Jan. 31, 2006, were $14.7 billion US and its shares are traded on the Toronto Stock Exchange (BBD). News and information are available at www.bombardier.com.

    Bombardier, Q400 and CRJ-700 are trademarks of Bombardier Inc. or its subsidiaries.

    Note to Editors

    Images of Frontier Q400 aircraft are available in Bombardier's Multimedia Library at: www.aero.bombardier.com/htmen/F15.jsp

    Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

    Statements contained in this press release that are not historical facts may be forward-looking statements as that item is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could result in actual results differing materially from expected results and represent the Company's expectations and beliefs concerning future events based on information available to the Company as of the date of this press release. These risks and uncertainties include, but are not limited to: the timing of, and expense associated with, expansion and modification of our operations to incorporate the Q400 aircraft; the certification and other regulatory approvals necessary for Frontier Airlines Holdings' wholly owned subsidiary to operate the Q400 aircraft; general economic factors and behavior of the fare-paying public and its potential impact on operations and selection of markets the Q400 will serve; the impact of labor disputes; the economic environment of potential markets served by regional turboprop aircraft; increased federal scrutiny of regional aircraft operators that may increase operating costs or otherwise adversely affect the Q400 operations; and issues relating to the wholly owned subsidiary's start up operation of the Q400 aircraft fleet. The Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release. Additional information regarding risk factors that may affect future performance at the Company are contained in the Company's SEC filings, including without limitation, the Company's Form 10-K for its fiscal year ended March 31, 2006 and the Company's Form 10-Q for the quarter ended June 30, 2006.

SOURCE  Frontier Airlines Holdings, Inc.
    -0-                             09/06/2006
    /CONTACT: Joe Hodas of Frontier Airlines, +1-720-374-4504, jhodas@flyfrontier.com/
    /Web site:  http://www.bombardier.com /
    /Web site:  http://www.aero.bombardier.com/htmen/F15.jsp /
    /Web site:  http://www.frontierairlines.com /
    (FRNT)